Exhibit 99.1
Global Medicine Hunter
Sept 5, 2007
Interview by Dr. Meg Jordan, with Nick Landekic
     Intro: Here’s Doctor Meg Jordan.
     MJ: Welcome to the show everybody. I’m Doctor Meg. And, you’re listening Health Radio. My guest this hour is Nick Landekic. And, I think he’s going to be with us in just a moment here. And make sure I’m pronouncing his last name correctly. He’s President, CEO, Director, and Founder of a very innovative company, PolyMedix. And, he’s had a long and successful career in health care as an executive, financing very innovative groundbreaking ventures as well, lots of discoveries. And, PolyMedix, the company we’re going to be talking about this hour. And it’s a biotech company that treats infectious diseases, focuses on treating infectious diseases and cardiovascular disorders by going after something that is called a small molecule compound, a bio-mimetic, which actually mimics the natural activity of proteins. And, you may not know this, but most of the drugs that are given by injection, well they’re all proteins, insulin, heparin, antibiotics. They are proteins though in and of themselves, or proteins like compounds acting on other proteins. And, they always have to be given by injection. They’re not very stable. They don’t have a long shelf life. And it’s PolyMedix is definitely a leader in developing these bio-mimetics. And, we’re going to hear more about what these novel small molecules are and what the promise of them is for the future. So Nick, welcome to the show. It’s great to have you.
     NL: Doctor Jordan, thank you very much. It’s truly a pleasure and an honor to be here. I very much appreciate your interest in PolyMedix. Thank you.
     MJ: I’m getting a ton of feedback in my ears Nick. I don’t this connection’s going to work for us. We’re going to Ray check it out a bit. Our Producer, Ray Miller, I know is on it. Perhaps it was a cell phone. Sometimes it doesn’t always work in radio. We often need a land line to — in order to go out over the syndication the way we do. I’m going to give a little more information about PolyMedix while my producers scramble to take care of that. One thing I know that in any kind of developmental stage biotech work, it’s all a risk. It’s a risk. And, you have to — you have to be really savvy at talking Wall Street and financers and investors into going down that risky road with you. But, you know, the payoffs are huge. I mean nobody knows that better than our guest this hour as well. Because, when he was Senior Vice President of Corporate Relations over at Guilford Pharmaceuticals, he actually concluded a four hundred and sixty-five million dollar deal with Amgen, and another hundred million dollar deal with Rhone-Poulenc Rorer. Yow, and I’m getting that in my ear. I bet everybody else is too. It’s just back to the biotech boards there a second, while we figure this one out. I think we’re going to have to perhaps cancel Nick as a guest if he can’t get on anything other than a cell phone for this hour. And, I hate to do that.
     NL: Doctor Meg, are you there Doctor Meg? Hello, Doctor Meg?
     MJ: You know antibiotic resistance is growing right now. And just was talking with students last night, looking at solutions for TB, which kills one to three million people worldwide. And, you look at it and say why can’t we just solve these things? Well, that’s because there’s all sorts of multi drug resistant strains emerging right now. The march of the microbes is relentless and pandemics are occurring that we really thought we had solved fifteen-twenty years ago. And, that’s because of multi drug resistance. I’m going to have a chat with Ray. Ray Miller, tune in here for a second. Tell me what’s going on.
     RM: Why don’t we just go to break if we could and then we’ll be right back? Why don’t we just go to break and we’ll be right back? (Music)
     MJ: Welcome back to the show. This is Doctor Meg. And, I promise we won’t be squawking in your ear like we just did in mine. We’ve got things rebooted. We’ve got our engineers all over it. And, my apologies to everybody, especially our guest,

Nick, it’s great to be here with you this hour talking about PolyMedix and something really important. Why would I bring on a biotech developer and Founder of such an innovative company? Well, it’s because we’ve got a real problem out there called antibiotic resistance. So many of the drugs that we use are protein based drugs. And, it’s easy, I think, for bacterias to go ahead and virulence and everything else to mutate to create a resistant strain and avoid any kind of control by the current antibiotic arsenal that we have. Nick, how could your company, PolyMedix, approach this problem? Tell me what you’re doing there. And, give me your.
     NL: Thank you very much.
     MJ: Give me your last name as well, Landekic?
     NL: Landekic.
     MJ: Landekic, makes sense. Thank you. Go ahead.
     NL: Landekic, close enough. And, thank you very much again and for the honor and privilege of being on your show. I very much appreciate your interest in PolyMedix. You’re absolutely right. Bacterial infections are one of the most significant problems facing the world in medicine today. Many people are astonished when they learn that bacterial infections are actually the fourth leading cause of death in this country. After heart attack, cancer, and stroke, we all have a greater chance of dying of a bacterial infection than from any other cause. It’s truly astonishing. And, it’s one of the fastest growing causes of death that the Centers for Disease Control tracks. Many antibiotics have been available for many years. But, as you know, there’s widespread resistance to those compounds. The reason for that is that conventional antibiotics, things like penicillin, vancomycin, and tetracycline, these compounds work on what are called biochemical targets. This means they generally need to cross the bacterial cell membrane to get inside the bacterial cell to attack their target and do their work of killing the bacteria. That works fine for a while. But unfortunately, bacteria have some built in resistance pathways. Bacteria have ways that they can evade all of the currently known antibiotics. They have what’s called an efflux pump. They can sense when a foreign chemical has crossed through the outer layer of the bacteria, and they can pump it right back out before it reaches its targets. So, it neutralizes it activity. Or, another common way that bacteria resist antibiotics is by target mutation. All the bacteria has to do is slightly change the shape and structure of these biochemical targets. It’s similar to slightly changing the shape and structure of a lock, so the key no longer fits into it. And again, you have resistance. It’s because of those reasons that if any antibiotic acts in a biochemical pathway, and they all do except for the approach that we’re taking, resistance really is inevitable.
     MJ: Well, there’s resistance. Yes, go ahead, I just wanted to say is something now these two methods that you talked about the bacteria, I mean it’s probably what’s allowed them to survive for eons. I mean this efflux pump and the target mutation. I mean they’re really very intelligent single cell little beings, aren’t they?
     NL: Yes, they are. That’s a very, very good observation. They’re very clever. They’ve been around for billions of years. Evolution has had a lot of time to teach bacteria some tricks that teach them ways for surviving in the environment. Bacteria are one of the oldest life forms. They’ve had the benefit of billions of years of time of evolution to learn how to survive. And they’re quite good at it. They’re simple. They’re primitive. But, they’re very tough. The good news is in fighting the war against bacteria is that all higher forms of life, everything from plants to insects to animals to people, we have a different first line of defense against bacteria. We use something called the host defense proteins. These work completely differently from traditional classic antibiotic drugs. The host defense proteins don’t have to get inside the bacterial cell itself. They directly attack the membrane and poke holes in it, like a needle poking holes in a balloon. These host defense proteins were first discovered about twenty years ago. They were discovered in frogs, named meganins, which is Hebrew for shield. In people they are called the defensins, they’re found in most higher life forms, and they attack the bacterial cell membrane directly. It’s a biophysical mechanism. It’s a mechanical breaking of the bacterial cell membrane itself. Again, very much like a needle poking a hole in a balloon to kill the bacterial cell. It’s very difficult for bacteria to develop resistance to this. What we’ve done at PolyMedix is we’ve used a series of computational, that is, computer based, drug design tools developed over the years at the University of Pennsylvania in the laboratories of Doctors Bill DeGrado and Michael Klein, to create synthetic small molecule compounds, small artificial chemicals that work just like these defensin proteins.
     MJ: Well, what are they made of? If they’re not made of proteins, what are they made of?
     NL: They’re small simple organic molecules. They’re made of carbon, hydrogen, oxygen and nitrogen atoms. They’re not made of amino acids. As you probably know, proteins are built of building blocks called amino acids, which makes them very big, very difficult to make, unstable, and very difficult to use as drugs. These are synthetic small molecule compounds — just small organic molecules of carbon, hydrogen, oxygen, nitrogen atoms. Just like any other drug that you take as a pill or as an injection. Ninety-five percent of the drugs in the world are small molecule drugs, not protein drugs. And, we basically use these computational tools to make small things do the job of big things to make these small artificial molecules imitate and mimic the action of these big defensin proteins. And, make them much easier and much cheaper to make and much more drug like, much easier to use as a drug, much easier to give by injection, or possibly even by oral dosing.
     MJ: I have to tell you, I’m a medical anthropologist and have studied global health problems all over the world. And in places where we you know drugs will cost forty-five dollars, we need a five dollar drug. In parts of the world, we need a one dollar drug. Can this help places like that are suffering with malaria, TB, HIV AIDS? I mean is there any future for that with this application?
     NL: Well, there certainly is. I’m not sure about malaria, because that’s a parasitic infection rather than bacterial. But, many of the scourges throughout the world, including tuberculosis are bacterial. And, we’ve shown some very encouraging and very interesting activity for our compounds for potential tuberculosis applications as well. And being a small synthetic organic chemical, they would be much easier, much cheaper to make, are much more stable. And, they’re much easier to develop as drugs than the proteins themselves.
     MJ: Well, Nick, you’ve had such good success in talking to investors and deciphering the science so that you can attract the proper funding to launch this company. PolyMedix is only — it’s only what? Five years old now. And are you still in full out development stage? Do you have some discoveries? Give us a status report.
     NL: Sure. We’re in advanced preclinical development. PolyMedix is a very small company. We’re less than twenty employees. But, we’ve had pretty good luck in securing capital and raising money to develop our compounds to date. So, our plans are to file IND’s by the end of this year to allow us to go into human clinical testing early next year, and start the first human trials of our drugs. To date, we’ve been testing our compounds in animal models. We’ve shown very positive and very encouraging activity in a number of different animal studies. And, early next year, we now hope to advance and take these into human testing.
     MJ: Where are you focusing? Is it cancer, cardiovascular disease? Or, what kind of diseases are you going after first?
     NL: The first diseases we’re going after are the serious infectious diseases, serious infections that would be treated in a hospital setting with an injectable antibiotic drug, in particular, Staph infections. Staph infections still represent about half to three-quarters of infections seen in hospitals. For Staph, that’s often manifested in respiratory infections, complicated skin and soft tissue structure infection, and other infections like that, gynecological, abdominal infections.
     MJ: We have had people on talking about skin eating Staph. I mean the respiratory Staph that just it’s horrible. It’s like an unrelenting pneumonia. And, if anything can be done to solve some of these types of hospital induced infections, and reduce costs as well, because this is driving hospitals into bankruptcy sometimes just being able to control the amount of infection. It’s interesting that this mimicking, this natural activity of proteins can be done with these, what you call kind of artificial or at least computationally derived kinds of molecules. Proteins are so unique. I mean how do you actually mimic that activity?
     NL: Well, it’s a very good question. What we’ve done is we have used these computer based models developed in Doctor DeGrado’s and Doctor Klein’s laboratories to study how the host defense proteins work. What gives them the ability to break the bacterial cell membrane? To put it simply, the host defense proteins are two sided molecules. If you looked at them on a molecular basis, half of the molecule has chemical groups that give positive electrical charges to the molecule. And, half of the molecule is what’s called hydrophobic, it hates water and loves fat. It’s like two sides of a coin. One side having positive electrical charges, the other side having these water hating, fat loving properties, that’s what gives the host defense proteins the ability to break bacterial cell membrane. Using these computer based designed tools, we’ve made much smaller molecules that are about one-tenth of the size of host defense proteins with common organic molecules, simple and cheap, and easy to make. That imitate and mimic the this facial amphiphilicity, this combination of positive electrical charge and water hating loving properties of the host defense proteins and work the same way by directly attacking the bacteria cell membrane. But again being much smaller are much easier, much cheaper to make and have much better drug like properties. And, you can use them for systemic infections.
     MJ: Interesting. All right. So, it’s fascinating to me because I’m studying right now with someone else who’s looking at positively charged proteins and negatively charged proteins, really just kind of a cumulative affect of the positive and negative charges of the amino acids within a protein, and how that affects membrane potential as well. So are you saying also that this water hating fat loving qualities as well help this bio-mimetic actually penetrate the bacterial wall?
     NL: That’s exactly correct. In this type of structure of having part of the molecule have positive electrical charges and part of the molecule having these hydrophobic properties, water hating fat loving, is called facial amphiphilicity. Bacterial cell membranes, the outer layer of bacteria have negative electrical charges. The positive electrical charges both on the defense molecules and our compounds have an attraction to bacterial cell membranes. The positive electrical charges are attracted to the negative electrical charge of the bacteria’s membrane. And then, the hydrophobic groups, the water hating fat loving groups, keeps the molecules in sort of the right three dimensional orientation, poke holes in the bacteria’s membrane. They basically poke holes in it and then stick themselves into the middle of the membrane like a hand grenade going into the membrane itself to break it, to disrupt it, to poke holes in the bacteria.
     MJ: Excellent. Really effective, sounds pretty fascinating. I love bio-chem. And I hope our listeners are hanging in there with me. I know we’re getting into some deeper territories here. But, you’ve been able to capture some of the research right out University of Pennsylvania. Do you still have a good working relationship with them?
     NL: Absolutely, and that’s been one of the key strengths and advantages of PolyMedix, and what’s really allowed us to work as quickly and as cost effectively as we have. Our scientific founders, Bill DeGrado and Michael Klein from the University of Pennsylvania, and Greg Tew from the University of Massachusetts, are members of the National Academy of Sciences, the Royal Society, and the American Academy of Arts and Sciences. It’s been a truly a privilege and an honor to be able to work with these people. We’ve been able to make the progress that we’ve made because, quite honestly, we’ve stood on the shoulders of giants. We continue to have good relationships with all of them, and continue to sponsor work in their laboratories, which complements and is an adjunct to the work we do in our own laboratory.

     MJ: And so, fascinating. You know some people in academia have frowned on the intrusion, they think of corporate world into the research labs. And yet, it really is the wave of the future. We shouldn’t think of it as intrusion, but collaboration. Universities are often too strapped to do the kind of funding and research they want to do. And, without these kind of alliances with private corporations, it doesn’t always happen. So, in your case you’ve always been on the positive side of that balance sheet, haven’t you?
     NL: Absolutely. Quite honestly, it wouldn’t have been possible for us to do what we’ve done at PolyMedix without the phenomenal groundbreaking work done at the University of Pennsylvania in the DeGrado and Klein laboratories.
     MJ: Fascinating. All right. It’s focusing just to catch my listeners up here for a second. We’re talking with Nick Landekic. I’m sorry.
     NL: Nick Landekic, close enough.
     MJ: And you’re used to getting that probably routinely tromped your poor name. So, here we are with PolyMedix. I want to direct people to your website as well, PolyMedix. And, that’s P-O-L-Y-M-E-D-I-X dot com, developing a very unique line of anti-infective drugs, which can hold a promise to combat some of the multi drug resistance that we’re seeing right now. And especially nosocomial infections, nosocomial being hospital induced, hospital medical intervention induced kinds of infections. So those are the ones that are most serious in the development and most serious to treat. We’ll be right back after this message here at Health Radio. You’re listening to the Doctor Meg Jordan show. If you’ve got some questions for Nick, I’ll be sure to pose those online for you. Go ahead and write to me at meg@healthradio.net. And, we’ll be right back after this break. (Music)
          (Music)
     MJ: And, welcome back. This is Doctor Meg Jordan here at Health Radio. We’re talking about the fact that proteins are the machinery of life responsible for virtually every single biological function in your body. And most diseases, believe it or not, are caused by too much, too little, or an incorrect protein. And, proteins have been commercialized as drugs with over a hundred either marketed or in late stage clinical trials. Well, that all comes to me from a company called PolyMedix. It’s a development stage biotech company. And, it’s focused on creating some brand new bio-mimetics. These are proteins that mimic or drug compounds that mimic proteins rather. Nick Landekic is with us. He’s the CEO and Founder of PolyMedix. And, it’s been fascinating to you Nick about antibiotic resistance and how mimicking nature may be just the key to stopping possible pandemics. Working in public health realms worldwide, and seeing things like unsafe water and poverty really adding to many of the diseases, the causes of death and disability in developing nations worldwide. Of course, what we’ve got here at home are the problems of multi drug resistant strains right in our hospitals, Staph infections, skin eating Staph infections, respiratory infections. What drove you personally into investigating this kind of work?
     NL: Well, Doctor Jordan, first of all, creating small organic molecules, making small things to do the job of big things, this has been one of the great challenges of medicine and of drug development for many, many years. It’s been one of the Holy Grails. Many companies have tried to do this. But, it’s very difficult. So, few have succeeded. I’ve long been a personal advocate and believer in computational drug design using computer based tools, mathematical models to design new drugs. It really is the only way forward in the future. Just making drugs randomly and screening them randomly and hoping for luck, well, it’s tough to succeed just based on luck. So, it’s a combination of a personal belief in computer based design tools and a recognition that infectious diseases are one of the biggest problems facing the world in medicine today. Knowing about the work of Doctor Bill DeGrado and meeting him over five years ago, and putting all the pieces together, his computational tools, the need for new antibiotics, and the opportunity to develop these small molecules that mimic the defensin proteins, it all came together.
     MJ: You’ve had some good mentors along the years. But it’s more than luck. You’ve got some brilliance going for you obviously. You’ve been called one of the ten hottest biotech startups from Drug Discovery Today magazine. And so as a result Nick, you must know how to assemble the right team right there under your roof. You only have twenty employees. But, how did you pick them? Where did you? How did you recruit?
     NL: Well, many of these people are people that I worked with over the years. And, you’re absolutely right Meg, the people are really are any company’s most important asset. It’s the people that make or break a company, not the magical white powders in test tubes or computational tools. Many of the Senior Managers at PolyMedix are people I’ve worked with and have come to respect over many years. For example, our Head of Research, Doctor Rick Scott, Rick and I have known each other and worked together for over fifteen years, since we worked at Cephalon. Doctor Eric McAllister, our Head of Clinical Development, Eric and I have known each other for over twenty years. I’ve seen him in action since we worked together at Bristol Myers twenty years ago. Our Head of Business Development, Dawn Eringis, has worked for me in three different companies over the last fifteen years. So, I’ve been very, very careful and very selective to really find the best of the best. And, that’s the only way that any small company can succeed is if you do bring in the best of the best. Big pharmaceutical companies like Merck and Pfizer with a hundred thousand employees, they have a lot of sheer mass, a lot of sheer brute force. A little tiny biotech, we can’t compete with big pharmas just on brute force. We have to do it with brains.
     MJ: That’s true. It’s really true. I’m going to draw a parallel that our listeners might understand from the movie industry. You know if you want a big star. If you want Ben Affleck in a film of yours, sometimes you have to do a revenue share deal with Ben Affleck. It’s not enough for a small studio anymore just to hire the actor. They can’t afford it. So, they say we’re going to split any kind of gross revenues with you. As a result, I’m wondering if small companies have to do any kind of revenue share with their scientists in order to attract them. I mean it used to be that if you were a scientist for Merck, they owned every idea out of you while you worked for them.
     NL: Well, that’s a very, very good point. The kind of revenue sharing that any technology company does with its founding scientists comes in the form of stock options. Now everyone has to own some of the equity of the company. So that is a form of revenue sharing, because if the company is worth more based on their work, they get to profit more. I’m happy to say that all PolyMedix employees and our scientific founders are part owners of PolyMedix, they all have stock options. So, they are the stockholders. I really work for them. Every employee at PolyMedix gets stock options in the company, as certainly do our scientific founders. PolyMedix is based on their work, and they’ve earned it, they more than deserve it.
     MJ: That makes sense. It makes sense for a smaller company to be able to hold that carrot out. And, I think it becomes a win/win game within the entire team. You’ve built in stronger loyalties as well. You know I’m jumping all around because you’re such a good answer man Nick. I’m having such fun with you. We’re looking at.
     NL: Thank you. Thank you very much.
     MJ: It’s good. It’s fun. The treatment of cancer, cancer you’re right about the fourth leading cause of death right now with bacterial infections is pretty alarming for most folks, when we though that bacteria was maybe a thing of the Nineteenth, Twentieth Century has wiped out with antibiotics. But, it’s on the rise. But really cancer is starting to overtake heart disease in some age groups right now. And, you’re looking at an angiogenesis inhibitor at your company. Can you expand on that a bit for us?
     NL: Sure. Angiogenesis is the abnormal growth of blood vessels. And this abnormal growth of blood vessels is implicated in a lot of diseases. For example, a disease of the eyes called macular degeneration. There can be too much growth of blood vessels in the retina of the eye that causes blindness. It’s one of the most common causes of blindness in the elderly, and a common side effect of diabetes. In cancer, with tumors one of the ways that tumors grow is that they cause blood vessels to grow, to continue to nourish them, to bring them a supply of food and oxygen. So, angiogenesis occurs in cancer when tumor cells create these blood vessels to basically feed themselves. Otherwise, they would soon die off. So one of the ways for potentially treating cancer is to block abnormal angiogenesis, to block this abnormal growth of the blood vessels and basically starve the tumor of its food and oxygen supply. One of the other earlier research programs we have at PolyMedix also based on the work of Doctors DeGrado and other of our founders is a novel small molecule angiogenesis inhibitor. Again, rather than using a protein like some of the companies in the industry have tried to, we use a small molecule. It should be easier and cheaper to make and easier to develop as a drug, one that would starve tumors of this abnormal blood vessel growth. So, it will block the process of angiogenesis.
     MJ: No wonder, so it’s actually doing a starving of that cancer cell?
     NL: That’s it exactly, it’s starving the tumor. All body cells need nourishment. We all need oxygen and food to grow. But, if we can cut off that supply, if you can starve it off, the cells can shrivel and die or at least shrink enough to then make it easier to attack with conventional chemotherapy or possibly surgery or radiation therapy.
     MJ: That makes sense. It makes sense. You know it does

help. I mean here you are head of company. You’ve had to do hiring. You’ve had to do investor relations, fund raising, everything that a CEO has to do. It gets lonely at the top sometimes in CEO land. But, you’ve also got an MS in Biology, Masters in Biology from Indiana University and a Bachelor’s was also in Biology. So, you have to have a good working knowledge of everything that your scientists are doing right there under the microscope. How is your day occupied most right now? Is it with working with the scientists or working with the venture financing?
     NL: Well, that’s a very good question.
     MJ: You have to do both all the time.
     NL: Yes, and one has to do both. Any good biotech CEO has to do both. The whole process of developing drugs is finding value in science. Is turning science into profit, turning technology into products. So we need to understand both the science and the business. It’s not enough to just understand one or the other. You really have to understand both. And at any small company, including at PolyMedix, both are critical functions. One has to meet with the investment community. One has to meet with the venture capital investors, because without money, nothing happens. So, of course, we need to secure additional financing and raise additional monies to ensure that we can do our research. But then of course, we have to make the right decisions scientifically. We have to put that money to good use, put that money to good work, and turn that money into products and profits. So, I honestly think my time and the time of any good biotech CEO is probably equally split between raising money and then putting that money to work and managing it.
     MJ: I know this is a weird question for an MBA. But, was there ever a point where you’re going to make so much money at your company that you’ll be able to have drugs that you can give away?
     NL: That’s a very, very good question. You know socially and ethically that would be a very attractive thing to do, and there are a lot of good reasons to argue for that. As any investor owned company though, we’re obligated to provide a financial return to our investors. PolyMedix is not my own company. PolyMedix is owned by shareholders as is any public company.
     MJ: You are giving me the good MBA answer. And, I knew I could count on you for that Nick. But some day, I want you to be an extremely wealthy philanthropist and go to Africa with me and hand out some drugs.
     NL: Well, what I could do with my own money, that would be a pleasure. And that’s a separate decision, what people do with their own individual money, they don’t have to answer to the shareholders too.
     MJ: Exactly. But, right now, you’ve got a lot of bosses to please. (laughing) I know that.
     NL: As long as the company is owned by shareholders, we need to make them happy and our fiduciary responsibility is to provide them a financial return.
     MJ: Thank you. Thank you for your time today. You get back to your busy day. It’s been a treat having you on the show. Thanks Nick.
     NL: It’s been a pleasure Doctor Jordan. Thank you very much.
     MJ: Absolutely. Good luck with everything you’re doing. Nick Landekic with polymedix.com. (Music)

END OF INTERVIEW	+++